                                                                    EXHIBIT 99.1

NEWS RELEASE

INVESTOR RELATIONS CONTACT:                       FINANCIAL ANALYST CONTACT:
Esteban R. Torres                                 William J. Ruehle
949-450-8700                                      949-450-8700
etorres@broadcom.com                              billr@broadcom.com

MEDIA CONTACTS:
Bill Blanning or Eileen Algaze
Corporate Communications Dept.
949-450-8700
blanning@broadcom.com
ealgaze@broadcom.com

               Broadcom Corporation Reports Record Second Quarter
                               Revenue and Profit

IRVINE, Calif. - July 18, 2000 - Broadcom Corporation (Nasdaq: BRCM) today reported record financial results for the quarter ended June 30, 2000.

Revenue for the second quarter of 2000 was a record $245.2 million, an increase of 105% over the $119.5 million reported in the second quarter of 1999. Net income, before one-time charges for acquisition-related expenses of $1.8 million pre-tax, was a record $57.4 million, or $.23 per share (diluted). This compares with net income, before one-time charges for acquisition-related expenses and settlement costs, of $20.1 million, or $.09 per share (diluted), for the same quarter in 1999. Diluted earnings per share for the quarter were based on 253.9 million weighted average shares outstanding, compared to 233.4 million weighted average shares outstanding in the second quarter of 1999.

Including the one-time charges, net income was a record $55.9 million, or $.22 per share (diluted), in the second quarter of 2000. This compares with net income after one-time charges of $0.2 million, or less than $.01 per share (diluted), in the same quarter in 1999.

All numbers shown reflect Broadcom's 2-for-1 stock split effective February 11, 2000.

During the quarter, Broadcom announced and completed the acquisition of Pivotal Technologies Corporation, which is being accounted for as a pooling of interests and is consolidated within the financial results for this reporting period and all prior reporting periods. In addition, Broadcom announced the acquisition of Innovent Systems, Inc., which is expected to close in the third fiscal quarter and will be recorded using the purchase method of accounting.

A significant milestone was reached on June 30 with Broadcom's inclusion in the S&P 500 Index. "This is a recognition both of our ongoing business philosophy which emphasizes profits and revenue growth, and of the solid financial results that we have historically delivered," said Dr. Henry T. Nicholas III, Broadcom's President and CEO.

Commenting on the quarter's results, Nicholas said, "We experienced strong demand in all of the markets we serve, with better than expected growth in the broadband transmission markets for digital set-top boxes and cable modems. We also saw faster upgrading of networking from 100 megabits per second (Mbps) to 1,000 Mbps and a faster than expected proliferation of Internet Protocol switching technology throughout the business enterprise. We continued our rapid pace of new product introductions, with products being introduced during the quarter that were the result of both internal development efforts as well as the successful integration of acquired engineering development teams."

Broadcom continued to lead the industry with new products in both digital set-top boxes and advanced home gateways. In May, the company began shipping an integrated DOCSIS-compliant cable modem chipset that effectively turns TV set-top boxes into advanced two-way communications devices, allowing interactivity, simultaneous access to hundreds of digital television channels, and broadband Internet access. Additionally, Broadcom shipped an advanced set-top box home gateway reference design that delivers integrated broadband services to and throughout the home, utilizing the company's broadband cable transmission and broadband home networking technologies. This set-top box gateway turns the existing telephone wiring within the home into a 10 Mbps multimedia network, capable of concurrently delivering voice, video and data services.

Broadcom also announced the world's first single-chip solution for cable set-top boxes that can be used in cable systems worldwide, an important milestone in the evolution of the set-top box market. This product merges four Broadcom chips into one, dramatically reducing the overall system cost for next-generation set-top boxes.

During the quarter, Broadcom delivered its second-generation Gigabit Ethernet transceiver, further advancing its lead in this area. Broadcom still remains the only company worldwide that is delivering Gigabit Ethernet copper solutions in production quantities. The company also announced the first in a family of high-performance Internet Protocol Security (IPSec) products, capable of 300 Mbps wire-speed encryption and security with future scalability up to one gigabit per second.

Additionally, Broadcom entered the optical networking market during the second quarter, announcing the world's first 10-Gigabit 4-channel CMOS transceiver. The new chip is capable of simultaneously transmitting and receiving Ethernet data at 10 gigabits per second over 50 kilometers of the existing single mode fiber - up to 10 times the rate currently possible over the same media and distance.

The need for broadband connectivity to apartment buildings and multiple dwelling units has driven better than expected demand for new multi-function gateway systems combining Broadcom core competencies including cable modem, VDSL, 10/100 Ethernet and home networking silicon. In addition, this quarter several customers including Dell and Diamond/S3 introduced into the market a new class of customer device for delivering CD-quality audio and Internet radio throughout the home. These new devices exclusively utilize Broadcom's broadband home networking technology.

Commenting on Broadcom's announced acquisitions during the quarter, Nicholas said, "These acquisitions signal our intent to be a major competitor in ICs for wireless markets worldwide. Pivotal brings us an immediate leadership position in Digital Visual Interface (DVI) solutions for communications links for both wired and wireless connections between a digital host, such as a PC, set-top box or DVD player, and a display device, such as an HDTV, flat panel display or digital CRT. Innovent brings its pioneering expertise in low-cost CMOS radio frequency wireless technologies and its leadership in Bluetooth(TM) standard local wireless data networking."

Broadcom's unaudited pro forma combined financial statements including the effects of the Pivotal acquisition were reported on a Form 8-K filed with the Securities and Exchange Commission on June 30, 2000. Restated historical consolidated financial statements for 1999, reflecting the effects of the four 2000 acquisitions completed to date, were reported on a Form 8-K/A filed with the SEC on July 10, 2000.

ABOUT BROADCOM

Broadcom Corporation is the leading provider of highly integrated silicon solutions that enable broadband digital transmission of voice, video and data to and throughout the home and within the business enterprise. Using proprietary technologies and advanced design methodologies, the company designs, develops and supplies integrated circuits for a number of the most significant broadband communications markets, including the markets for cable set-top boxes, cable modems, high-speed office networks, home networking, Voice over Internet Protocol (VoIP), residential broadband gateways, direct broadcast satellite and terrestrial digital broadcast, optical networking, digital subscriber line
(xDSL) and wireless communications. Broadcom is headquartered in Irvine, Calif., and may be contacted at 949-450-8700 or at www.broadcom.com.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF
1995:

This release may contain forward-looking statements based on our current expectations, estimates and projections about our industry, management's beliefs, and certain assumptions made by us. Words such as "anticipates," "expects," "intends," "plans," "believes," "seeks," "estimates," "may," "will" and variations of these words or similar expressions are intended to identify forward-looking statements. In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Therefore, our actual results could differ materially and adversely from those expressed in any forward-looking statements as a result of various factors.

Important factors that may cause such a difference for Broadcom include, but are not limited to, the volume of our product sales and pricing concessions on volume sales; the timing, rescheduling or cancellation of significant customer orders; the loss of a key customer; the qualification, availability and pricing of competing products and technologies and the resulting effects on sales and pricing of our products; silicon wafer pricing and the availability of foundry and assembly capacity and raw materials; our ability to specify, develop or acquire, complete, introduce, market and transition to volume production new products and technologies in a timely manner; the timing of customer-industry qualification and certification of our products and the risks of non-qualification or non-certification; the rate at which our present and future customers and end-users adopt Broadcom's technologies and products in the markets for cable set-top boxes, cable modems, high-speed office networks, home networking, VoIP, residential broadband gateways, direct broadcast satellite and terrestrial digital broadcast, optical networking, xDSL and wireless communications; delays in the adoption and acceptance of industry standards in the foregoing markets; the effects of new and emerging technologies; the risks inherent in our acquisitions of technologies and businesses, including the timing and successful completion of technology and product development through volume production, integration issues, costs and unanticipated expenditures, changing relationships with customers, suppliers and strategic partners, potential contractual, intellectual property or employment issues, accounting treatment and charges, and the risks that the acquisition cannot be completed successfully or that anticipated benefits are not realized; the effectiveness of our product cost reduction efforts; intellectual property disputes and customer indemnification claims; fluctuations in the manufacturing yields of our third party semiconductor foundries and other problems or delays in the fabrication, assembly, testing or delivery of our products; the risks of producing products with new suppliers and at new fabrication and assembly facilities; the risks and uncertainties associated with our international operations; problems or delays that we may face in shifting our products to smaller geometry process technologies and in achieving higher levels of design integration; our ability to retain and hire key executives, technical personnel and other employees in the numbers, with the capabilities, and at the compensation levels needed to implement our business and product plans; changes in our product or customer mix; the quality of our products and any remediation costs; the effects of natural disasters and other events beyond our control; the level of orders received that can be shipped in a fiscal quarter; potential business disruptions, claims, expenses and other difficulties resulting from residual "Year 2000" problems in computer-based systems used by us, our suppliers or our customers; general economic conditions and specific conditions in the markets we address; and other factors.

Our Annual Report on Form 10-K, recent and forthcoming Quarterly Reports on Form 10-Q, recent Current Reports on Forms 8-K and 8-K/A, and other Securities and Exchange Commission filings discuss some of the important risk factors that may affect our business, results of operations and financial condition. We undertake no obligation to revise or update publicly any forward-looking statements for any reason.

Broadcom(R) and the pulse logo are trademarks of Broadcom Corporation and/or its subsidiaries in the United States and certain other countries. Bluetooth is a trademark owned by Telefonaktiebolaget LM Ericsson AB and licensed to participants in the Bluetooth Special Interest Group. All other trademarks mentioned are the property of their respective owners.

                              BROADCOM CORPORATION
                 UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                   THREE MONTHS ENDED                 SIX MONTHS ENDED
                                                        JUNE 30,                          JUNE 30,
                                               --------------------------        --------------------------
                                                  2000            1999             2000            1999
                                               --------        ----------        --------        ----------
Revenue                                        $245,177        $ 119,452         $436,768        $219,666
Cost of revenue                                 102,520           48,077          181,597          89,083
                                               --------        ---------         --------        --------
Gross profit                                    142,657           71,375          255,171         130,583
Operating expense:
    Research and development                     51,945           30,216           97,558          54,880
    Selling, general and administrative          23,623           15,090           42,761          28,904
    Merger-related costs                          1,844           11,122            4,745          11,122
    Litigation settlement costs                      --           17,036               --          17,036
                                               --------        ---------         --------        --------
Income (loss) from operations                    65,245           (2,089)         110,107          18,641
Interest and other income, net                    4,625            2,006            8,050           3,713
                                               --------        ---------         --------        --------
Income (loss) before income taxes                69,870              (83)         118,157          22,354
Provision (benefit) for income taxes             13,973             (242)          23,631           7,466
                                               --------        ---------         --------        --------
Net income                                     $ 55,897        $     159         $ 94,526        $ 14,888
                                               ========        =========         ========        ========
Basic earnings per share                       $    .26        $      --         $    .44        $    .08
                                               ========        =========         ========        ========
Diluted earnings per share                     $    .22        $      --         $    .37        $    .06
                                               ========        =========         ========        ========
Weighted average shares (basic)                 214,605          200,865          212,911         197,613
                                               ========        =========         ========        ========
Weighted average shares (diluted)               253,944          233,434          253,261         229,537
                                               ========        =========         ========        ========

                 UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (IN THOUSANDS)

                                                                 JUNE 30,       DECEMBER 31,
                                                                   2000             1999
                                                                 --------       ------------
ASSETS
Current assets:
    Cash and cash equivalents                                    $280,880        $180,816
    Short-term investments                                         98,982          90,059
    Accounts receivable, net                                      117,075          92,124
    Inventory                                                      38,617          19,177
    Deferred taxes                                                  8,380           8,380
    Other current assets                                           26,317          12,950
                                                                 --------        --------
         Total current assets                                     570,251         403,506
Property and equipment, net                                        62,786          51,151
Long-term investments                                                  --           9,351
Deferred taxes                                                    293,160         137,779
Other assets                                                       15,309           7,966
                                                                 --------        --------
         Total assets                                            $941,506        $609,753
                                                                 ========        ========

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
    Trade accounts payable                                       $ 62,400        $ 46,458
    Accrued liabilities                                            33,164          41,561
    Current portion of long-term debt                               1,167           1,787
                                                                 --------        --------
         Total current liabilities                                 96,731          89,806
Long-term debt, less current portion                                  966           3,075
Shareholders' equity                                              843,809         516,872
                                                                 --------        --------
         Total liabilities and shareholders' equity              $941,506        $609,753
                                                                 ========        ========